UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2007

                      FIT FOR BUSINESS INTERNATIONAL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            NEVADA                       333-123176               20-2008579
(State or other jurisdiction of   (Commission File Number)      (IRS Employee
incorporation or organization)                               Identification No.)

                               10/27 Mayneview St
                             Milton, Australia 4064
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 61-7-33673355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)     Material Agreement made outside the ordinary course of business

         (i) On March 23, 2007 (the "Effective Date"), Fit For Business International, Inc., a Nevada Corporation, Footfridge Pty. Ltd., an Australian Corporation ("Footfridge"), and Peter O'Brien entered into the Stock Purchase Agreement and Share Exchange.(the "Agreement"). Pursuant to the Agreement, Fit For Business International, Inc. acquired Footfridge whereby Footfridge becomes a wholly owned subsidiary of Fit for Business International, Inc., and in connection therewith, Fit For Business International, Inc. provided Footfridge payment of $1,000,000.00 in the form of a $1,000,000.00 subordinated promissory note, with an annual interest rate of 7%, balloon payment and conversion features. The subordinate note will be secured by a pledge of Footfridge Stock. The closing of the transactions contemplated by the Agreement are subject to customary closing conditions, including the delivery of financial statements by Footfridge Pty. Ltd.

                 Footfridge is a corporation duly organized, validly existing and in good standing under the laws of Australia and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted. Specifically, Footfridge manufactures innersoles that cool the feet of the wearer. The patented design has been marketed in the United States and Australia.


                 The patented product (U.S. Patent number 6,967,044) is the only innersole in the world that contains a coolant. The active substance used in the product also provides stimulation to the soles of the feet every time the wearer takes a step. This stimulation makes the muscles in the feet expand and contract, drawing extra blood to the feet. The increase in blood flow combined with the cooling effect of the innersole offer a new level of comfort.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 23, 2007, we completed the acquisition of

Footfridge Pty Ltd., an Australian Corporation with its principal place at 2 Castille Court, Isle of Capri, Queensland 4217. The agreement provides for the acquisition of Footfridge whereby Footfridge shall become a wholly owned subsidiary of Fit For Business International, Inc. and in connection therewith, the payment of $1,000,000 in the form of a $1,000,000 subordinated promissory note, with an annual interest rate of 7%, balloon payment and conversion features. The subordinated note shall be secured by a pledge of Footfridge stock.

The Acquisition of Footfridge was agreed to by the shareholder of Footfridge, Peter O'Brien an individual with an address at 2 Castille Court, Isle of Capri, Queensland 4217.

Peter O'Brien will remain a director of Footfridge Pty Ltd. Mr. O'Brien has been a very successful entrepreneur with over 30 years of experience in various industries.. He began his career in the Banking industry during the late 60's._In 1967 he worked as a Senior Medical Representative for Eli Lilly Inc. After 9 years he joined a specialist Surgical equipment company, Becton Dickinson Inc. In 1979 he researched and developed a solar powered timing device and sold the patent to a Public Company in Australia. In 1995 he started Bonstub Pty Ltd (since changed to FOOTFRIDGE Pty Ltd) a company that imported sports shoes into Australia, this was where his idea came from to find a solution of over heating and poor circulation of blood in the feet. In 2006 he was granted a Patent for his Footfridge Heat Reflection Footwear Device.

No transactions occurred in the last two years to which the Company was a party in which Mr. O'Brien had or is to have a direct or indirect material interest. Mr. O'Brien does not have an employment agreement with the Company.

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Item 3.02 Unregistered Sales of Equity Securities

 As more fully described in Item 1.01, we will issue to Footfridge shareholder a payment of $1,000,000.00 in the form of a $1,000,000.00 subordinated promissory note, with an annual interest rate of 7%, balloon payment and conversion features. The promissory note shall have the following characteristics (i) six
(6) month term with no principal or interest payments during the 6 month term;
(ii) balloon payment of $200,000 due and payable at the end of the 6 month term; and (iii) the balance of $800,000 automatically convertible into Fit For Business International, Inc. shares of common stock at the conversion rate of $.10 per share or an aggregate of 8,000,000 such shares. The shares shall be issued in accordance with the exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us will not involve a public offering. The offering will not be a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

        2.1 Stock Purchase Agreement and Share Exchange by and among Fit For Business International, Inc., a Nevada Corporation, Footfridge Pty Ltd., an Australian Corporation, and Peter O'Brien.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FIT FOR BUSINESS INTERNATIONAL, INC.

Dated: March 23, 2007                      By:     /s/ Mark Poulsen
                                                   Mark Poulsen
                                                   Chief Executive Officer



                                  EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT
------------------------------------------

2.1 Stock Purchase Agreement and Share Exchange by and among Fit For Business International, Inc., a Nevada Corporation, Footfridge Pty Ltd., an Australian Corporation, and Peter O'Brien.